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                                                                    Exhibit 21.1

EXHIBIT 21.1 SUBSIDIARY LIST

Laidlaw International, Inc.                                        Delaware
   Laidlaw Transportation, Inc.                                    Delaware
      Laidlaw Transit Holdings, Inc.                               Delaware
         Laidlaw Transit, Inc.                                     Delaware
            Allied Bus Sales, Inc.                                 Indiana
            Laidlaw Transit Management Company, Inc.               Pennsylvania
         Laidlaw Transit Services, Inc.                            Delaware
            SuTran, Inc.                                           South Dakota
            Van Tran of Tucson, Inc.(in process of
               dissolving)                                         Arizona
            Safe Ride Services, Inc.                               Arizona
      Laidlaw Medical Holdings, Inc.                               Delaware
      Laidlaw Transportation Holdings, Inc.                        Delaware
         Greyhound Lines, Inc.                                     Delaware
         [subsidiaries on separate page]
         Hotard Coaches, Inc.                                      Louisiana
            Gray Line of New Orleans, Inc. (50%)                   Louisiana
            Mississippi Coast Limousine, Inc.                      Mississippi
         Chatham Coach Lines, Inc.                                 Delaware
         Interstate Leasing, Inc.                                  Mississippi
      Concorde Adjusters, Inc.                                     Delaware
      Laidlaw Transportation Management, Inc.                      Ohio
      National Insurance and Indemnity Corporation                 Vermont
      Laidlaw USA, Inc.                                            New York
      Laidlaw Two, Inc.                                            Delaware
   Laidlaw International Finance Corporation (in process of
      dissolving)                                                  Ireland
   Laidlaw International Finance Corporation, Inc.                 Delaware
   American National Insurance Corporation                         Barbados
      First Transportation Indemnity Ltd.                          Barbados
   Greyhound Canada Transportation Corp.                           Ontario
      GCTC Leasing Ltd.                                            Alberta
      Gray Coach Travel Inc.                                       Ontario
      Greyhound Courier Express Ltd.                               British Columbia
      Penetang-Midland Coach Lines Limited                         Ontario
      3765105 Canada Inc.                                          Canada
   2026922 Ontario Ltd. (will be amalgamated w/Laidlaw
      Transit, Ltd as of 8/31/06                                   Ontario
   Laidlaw Transit Ltd.                                            Ontario
      Autobus Transco (1988) Inc.                                  Quebec
      Capital Bus Sales(1988) Limited                              Ontario
      Manhattan Equipment Supply Company Limited                   Ontario
   Scott's Hospitality Limited                                     England

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
[GREYHOUND LINES,INC.]
   Atlantic Greyhound Lines of Virginia, Inc.                      Virginia
   Gateway Ticketing Systems, Inc. (25%)                           Pennsylvania
   Greyhound de Mexico, S.A. de C.V. (99.9%)                       Mexico
   LSX Delivery, L.L.C.                                            Delaware
   RCL Liquidation, L.L.C (1%)                                     Delaware
   Transportation Realty Income Partners L.P. (50%)                Delaware
   Union bus Station of Oklahoma City, Oklahoma (40%)              Oklahoma
   Wilmington Union Bus Station Corporation (55.1%)                North Carolina
   GLI Holding Company                                             Delaware
      Americanos U.S.A., L.L.C. (2%)                               Delaware
      Carolina Coach Company                                       Virginia
         Wilmington Union Bus Station Corporation (3.4%)           North Carolina
      Seashore Transportation Company                              North Carolina
         Wilmington Union Bus Station Corporation (39.1%)          North Carolina
      GLI Corporate Risk Solutions, Inc.                           Delaware
      Greyhound Shore Services, L.L.C.                             Delaware
      Greyhound Transit Ltd. (20%)                                 Cayman Islands
      On Time Delivery Service, Inc.                               Minnesota
      RCL Liquidation, L.L.C. (99%)                                Delaware
      Texas, New Mexico & Oklahoma Coaches, Inc.                   Delaware
         T.N.M. & O Tours, Inc.                                    Texas
      Valley Garage Company                                        Texas
      Valley Transit Co., Inc.                                     Texas
      Vermont Transit Co., Inc.                                    Vermont
   Sistema Internacional de Transporte de Autobuses, Inc.          Delaware
      Americanos U.S.A., L.L.C. (98%)                              Delaware
      Autobuses Amigos, L.L.C. (51%)                               Delaware
      Crucero U.S.A., L.L.C.                                       Delaware
      Giros Americanos, Inc.                                       Delaware
      Gonzalez, Inc. d/b/a Golden State Transportation (51%)       California
      Autobuses Amigos, S.A. de C.V. (49%)                         Republic of Mexico